Exhibit 10.4

EXECUTION VERSION

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of January 12, 2022 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and between Andretti Acquisition Corp., a Cayman Islands exempted company (the “Company”), and SOL Verano Blocker 1 LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable public warrant, each whole public warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-254627 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser has agreed to purchase an aggregate of 3,000,000 warrants (or up to 3,450,000 warrants if the underwriters in the Public Offering exercise their option to purchase additional units in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, at a price of $1.00 per warrant, subject to adjustment.

WHEREAS, the Purchaser has agreed to purchase up to an additional 491,803 Private Placement Warrants (or up to 585,609 Private Placement Warrants if the underwriters in the Public Offering exercise their option to purchase additional units in full), up to two times, in the event the Company’s sponsor, Andretti Sponsor LLC (the “Sponsor”), elects to extend the period of time during which the Company can complete an initial business combination, pursuant to the terms of the Company’s amended and restated memorandum and articles of association.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 3,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of $3,000,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price in accordance with the Company’s wiring instructions by wire transfer of immediately available funds in the following amount: $3,000,000 to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), at least one (1) business day prior to the IPO Closing Date. On the IPO Closing Date, subject to the receipt of funds pursuant to the immediately preceding sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii) On the date of the closing of the option to purchase additional units, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Option Closing Date” and, each Option Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 450,000 Private Placement Warrants (or, to the extent the option to purchase additional units is not exercised in full, a lesser number of Private Placement Warrants in proportion to the portion of the option that is exercised) at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of up to $450,000 (the “Option Purchase Price”). The Purchaser shall pay the Option Purchase Price in accordance with the Company’s wiring instructions by wire transfer of immediately available funds to the Trust Account at least one (1) business day prior to the Option Closing Date. On the Option Closing Date, subject to the receipt of funds pursuant to the immediately preceding sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(iii) Within two business days of the date the Purchaser receives notice from the Sponsor that it intends to extend the period of time the Company will have to complete an initial business combination by an additional three months pursuant to the terms of the Company’s amended and restated memorandum and articles of association, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 585,609 Private Placement Warrants (or, to the extent the option to purchase additional units is not exercised in full, a lesser number of Private Placement Warrants in proportion to the portion of the option that is exercised), at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of up to $585,609 (the “Extension Purchase Price”). The Sponsor has the right to extend the period of time the Company will have to complete an initial business combination up to two times and can accelerate the second three-month extension, as further described in the Registration Statement. The Purchaser is obligated to purchase Private Placement Warrants at the Extension Purchase Price in connection with each extension. The Purchaser shall pay the Extension Purchase Price in accordance with the Company’s wiring instructions by wire transfer of immediately available funds to the Trust Account within two (2) business days of the date the Purchaser receives notice from the Sponsor that it intends to extend the period of time the Company will have to complete an initial business combination. Subject to the receipt of funds pursuant to the immediately preceding sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent on the IPO Closing Date in connection with the Public Offering (the “Private Warrant Agreement”).

(ii) On the IPO Closing Date, the Company and the Purchaser shall enter into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”), pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

(iii) The Purchaser agrees that in the event the Sponsor agrees to cancel, forfeit, escrow, transfer, defer or otherwise amend any terms associated with its Private Placement Warrants in order to facilitate the consummation of an Initial Business Combination, the Purchaser’s Private Placement Warrants shall be similarly and proportionally amended or adjusted. For the avoidance of doubt, such amendment or adjustment to the Purchaser’s Private Placement Warrants shall not take place in the event additional Private Placement Warrants are issued to the Sponsor in connection with an increase in the size of the Public Offering (unless the Purchaser elects to participate in the funding of additional capital required to increase the size of the Public Offering).

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Private Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Private Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended, supplemented or otherwise modified prior to completion of the Public Offering) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Private Warrant Agreement and the amended and restated memorandum and articles of association of the Company, and upon registration in the Company’s register of members, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance in accordance with the terms of this Agreement. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Private Warrant Agreement, and upon registration in the Company’s register of members, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of twenty percent (20%) or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of or (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended, supplemented or otherwise modified prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D and has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom, and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of Rule 144 adopted pursuant to the Securities Act, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(ix) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Private Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Private Warrant Agreement.

D. Private Warrant Agreement and Registration and Shareholder Rights Agreement. The Company shall have entered into the Private Warrant Agreement and the Registration and Shareholder Rights Agreement, in each case, on terms satisfactory to the Purchaser.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the Private Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Private Warrant Agreement.

E. Private Warrant Agreement. The Company shall have entered into the Private Warrant Agreement.

Section 6. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B. Confidentiality. Purchaser hereby consents, on behalf of itself and its affiliates, to the publication and disclosure in any press release issued by the Company (or to the extent otherwise required by the federal securities laws, exchange rules, the SEC or any other securities authorities or any rules and regulations promulgated thereby, in any other documents or communications provided by the Company) of Purchaser’s identity and ownership of the Private Placement Warrants and the nature of Purchaser’s commitments, arrangements and understandings under and relating to this Agreement, and, if deemed appropriate by the Company, a copy of this Agreement, all solely to the extent determined by such person or entity to be required by applicable law or any regulation or stock exchange listing requirement. Purchaser will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Public Offering (including filings with the SEC). Purchaser shall not, and shall cause its officers, directors and affiliates not to, make any public statement (including through social media) regarding the Company or the Public Offering without the prior written consent of the Company.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or electronic mail shall be valid and effective to bind the party so signing.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

G. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ANDRETTI ACQUISITION CORP.

By:	/s/ William M. Brown
Name: William M. Brown
Title: Chief Financial Officer

PURCHASER:

SOL VERANO BLOCKER 1 LLC

By:	/s/ Andy DeFrancesco
Name: Andy DeFrancesco
Title: Director

[Signature Page to Sponsor Co-Investor Private Placement Warrants Purchase Agreement—Andretti Acquisition Corp.]